FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

For registration of certain classes of securities
pursuant to section 12(b) or (g) of the

Securities Exchange Act of 1934

Infinity Property And Casualty Corporation

(Exact name of registrant as specified in its charter)

Ohio (Jurisdiction of incorporation or organization) 2204 Lakeshore Drive, Birmingham, Alabama (Address of principal executive offices)	03-0483872 (IRS Employer Identification No.) 35209 (Zip Code)

      Securities to be registered pursuant to Section 12(b) of the Act: None

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-100459

     Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered Common Stock, without par value	Name of each exchange on which each class is to be registered Nasdaq National Market

Item 1.       Description Of Registrant's Securities To Be Registered.

     The description of the Registrant’s Common Stock set forth under the caption “Description of Capital Stock” in the Registrant’s preliminary prospectus which constitutes a part of registrant’s Registration Statement on Form S-1, initially filed on October 9, 2002, as amended from time to time (File No. 333-100459) (the “Registration Statement”) shall be incorporated by reference into this registration statement.

Item 2. Exhibits.

      The following exhibits are filed as exhibits to the Registration Statement and incorporated herein by reference:

Exhibit Number 1. 2. 3.

                                         Exhibit
Form of Amended and Restated Articles of Incorporation of the Registrant (Exhibit 3.1 to the Registration Statement, filed by amendment on January 29, 2003)

Regulations of the Registrant (Exhibit 3.2 to the Registration Statement, filed on October 9, 2002)

Form of Stock Certificate for the Common Stock (Exhibit 4.1 to the Registration Statement, filed by amendment on January 29, 2003)

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

INFINITY PROPERTY AND CASUALTY CORPORATION By: /s/ Samuel J. Simon Samuel J. Simon Senior Vice President, General Counsel and Secretary
Dated: January 30, 2003